Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
3545 Factoria Blvd. SE Sterling Plaza 2, 3rd Floor Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 674-3400	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FIRST QUARTER 2026 EPS OF $1.71

BELLEVUE, WASHINGTON - May 5, 2026, Expeditors International of Washington, Inc. (NYSE:EXPD) today announced first quarter 2026 financial results including the following comparisons to the same quarter of 2025:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 16% to $1.71
•
Net Earnings Attributable to Shareholders increased 13% to $230 million
•
Operating Income increased 11% to $295 million
•
Revenues increased 4% to $2.8 billion
•
Airfreight tonnage increased 5% and ocean container volume decreased 4%
•
Customs, Transcon, Distribution, and Order Management each achieved double-digit revenue growth
•
Cash returned to shareholders in the form of share repurchases was $288 million

Daniel R. Wall, President and Chief Executive Officer, commented:

“During a period marked by significant disruption in the final month of the quarter, we continued to demonstrate our ability to bring solutions to our customers. This quarter also demonstrates the resilience of our non-asset-based model, as we grew revenues and margins in most of our products and geographies. We relied heavily on the hard work of our people, especially those close to the conflict in the Middle East. We were well prepared for disruption and adapted quickly. As soon as hostilities began, we developed strategies and solutions for our customers to keep freight moving out of and around impacted areas. In periods of heightened disruption, our teams demonstrate their capabilities and advance our aspiration to be the world's most trusted and valued logistics provider. I want to thank our people for their dedication and focus during this challenging time.”

Q1 2026 Operational Highlights

Airfreight services: “Airfreight gross margins increased sequentially from the fourth quarter of 2025 on higher per-kilo profitability, from higher rates and a more stable balance between sell and buy pricing for the first two months of the quarter, as air capacity was less constrained until the conflict in the Middle East began. Airfreight tonnage increased from the first quarter of 2025 as demand from technology customers remained strong. We remained agile and focused on risk management while also managing buy and sell rates during this dynamic time.”

Ocean freight and ocean services: “As expected, the imbalance of global capacity versus demand, which we began to see in the latter half of 2025, continued to impact the ocean industry and led to a decline in our ocean revenues. The decline was due to decreases in both pricing and volume compared to Q1 of 2025. We were impacted by lower average profitability per-container and volume, primarily on exports from Asia. However, with favorable buy rates and disciplined cost control, we partially offset top-line pressure.”

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Customs brokerage and other services: “Higher entry volumes and complexity, along with tariff-related activity, drove revenue increases in our customs brokerage business. In addition, disciplined cost control and pricing increases led to higher gross margins, both sequentially and year-over-year. Our other products within Customs brokerage and other services all generated double-digit growth and profitability from a diverse range of geographies and business sectors, driven foremost by demand from hyperscalers and other high-value technology customers. While we manage through the ongoing global uncertainty in the ocean marketplace, our growth and profitability are well balanced by the growth in these other products.

“Looking ahead, we expect the freight environment to remain highly unpredictable, as global events and macroeconomic concerns weigh on our customers and our industry. The air market may continue to face rapid shifts in capacity, routing, pricing, and possible fuel shortages, and we expect the ocean market to remain impacted by abundant capacity and weak pricing. At the same time, our pipeline of new business is strong and we expect continued robust demand for our customs brokerage services due to elevated tariff-driven complexity, tariff refund challenges, and dynamics in the global trade environment. We will continue to work closely with our customers and carrier partners to find solutions and deliver value, while aligning our resources to maximize profitability.”

David A. Hackett, Senior Vice President and Chief Financial Officer, added:

“With headcount sequentially flat versus the prior quarter, coupled with our revenue and margin growth, we meaningfully increased our productivity from the fourth quarter of 2025 as our operating efficiency achieved our 30% historical target. In 2025, we made strategic investments in headcount aimed at higher-growth opportunities, particularly in customs brokerage, as well as essential investments in technology, including artificial intelligence. We are starting to achieve benefits from these investments, which are helping to drive our productivity gains. For a second sequential quarter, operating expenses, excluding transportation-related costs, increased less than one percent compared to the fourth quarter of 2025.”

Mr. Hackett noted that the Company generated $309 million of cash from operations and returned $288 million to shareholders via share repurchases during the first quarter of 2026.

About Expeditors International of Washington, Inc:

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 171 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the resilience of our non-asset-based model; strategies and solutions to keep customer freight moving out of and around impacted areas; our aspiration to be the most trusted and valued logistics company in the world; our disciplined cost control; a strong pipeline of new business and diverse areas of growth; robust demand for our customs brokerage services; our ability to work closely with our customers and carrier partners to find solutions and deliver value, while aligning our resources to maximize profitability; and our ability to achieve benefits from investments in technology, including artificial intelligence to help drive productivity gains. Future financial performance could differ materially because of factors such as: geopolitical uncertainty; national policy changes on tariffs and other similar measures; new capacity in the marketplace; longer ocean transit times; e-commerce demand in the air market; volatile rates; the price of fuel or fuel shortages; our ability to deliver differentiated performance because of our customer service culture and compensation model; our ability to continue to process an increasing number of more complex customs clearances; and our ability to remain a strong, healthy, unified and resilient organization. Port actions, other labor disruptions, tariffs, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform, and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

First Quarter 2026 Earnings Release, May 5, 2026

Financial Summary for three months ended March 31, 2026 and 2025 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended March 31,
	2026	2025	% Change
Revenues	$2,782,962	$2,666,419	4%
Directly related cost of transportation and other expenses [1]	$1,811,151	$1,776,675	2%
Salaries and other operating expenses [2]	$676,983	$623,886	9%
Operating income	$294,828	$265,858	11%
Net earnings attributable to shareholders	$229,610	$203,795	13%
Diluted earnings attributable to shareholders per share	$1.71	$1.47	16%
Basic earnings attributable to shareholders per share	$1.72	$1.48	16%
Diluted weighted average shares outstanding	134,076	138,435
Basic weighted average shares outstanding	133,543	137,833

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three months ended March 31, 2026, we repurchased 2.0 million shares of common stock at an average price of $145.90. During the three months ended March 31, 2025, we repurchased 1.5 million shares of common stock at an average price of $117.29 per share.

	Employee Full-time Equivalents as of March 31,
	2026	2025
North America	7,524	7,098
Europe	4,204	3,935
North Asia	2,302	2,287
South Asia	2,041	1,833
Middle East, Africa and India	1,506	1,440
Latin America	892	829
Information Systems	1,498	1,358
Corporate	394	423
Total	20,361	19,203

	First quarter year-over-year percentage increase (decrease) in:
2026	Airfreight kilos	Ocean freight FEU
January	7%	(2)%
February	7%	(7)%
March	3%	(4)%
Quarter	5%	(4)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on May 8, 2026 will be considered in management's 8-K “Responses to Selected Questions.”

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2026	December 31, 2025
Assets:
Current Assets:
Cash and cash equivalents	$1,316,497	$1,314,285
Accounts receivable, less allowance for credit loss of $7,133 at March 31, 2026 and $7,241 at December 31, 2025	2,056,808	2,021,889
Deferred contract costs	179,533	283,281
Other	99,228	136,167
Total current assets	3,652,066	3,755,622
Property and equipment, less accumulated depreciation and amortization of $657,248 at March 31, 2026 and $651,087 at December 31, 2025	457,185	462,122
Operating lease right-of-use assets	544,496	550,162
Goodwill	7,927	7,927
Deferred income tax asset, net	102,872	101,671
Other assets, net	17,134	16,134
Total assets	$4,781,680	$4,893,638
Liabilities:
Current Liabilities:
Accounts payable	$1,143,919	$1,123,429
Accrued expenses, primarily salaries and related costs	496,370	448,055
Contract liabilities	256,902	358,386
Current portion of operating lease liabilities	113,803	110,891
Federal, state and foreign income taxes payable	30,400	32,046
Total current liabilities	2,041,394	2,072,807
Noncurrent portion of operating lease liabilities	451,178	459,698
Deferred income tax liability, net	2,483	3,040
Shareholders’ Equity:
Common stock, par value $0.01 per share. Issued and outstanding: 132,024 shares at March 31, 2026 and 133,884 shares at December 31, 2025	1,320	1,339
Additional paid-in capital	—	—
Retained earnings	2,479,067	2,538,455
Accumulated other comprehensive loss	(196,017)	(184,161)
Total shareholders’ equity	2,284,370	2,355,633
Noncontrolling interest	2,255	2,460
Total equity	2,286,625	2,358,093
Total liabilities and equity	$4,781,680	$4,893,638

5-May-2026 Expeditors International of Washington, Inc. Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2026	2025
Revenues:
Airfreight services	$1,030,863	$901,760
Ocean freight and ocean services	598,884	781,665
Customs brokerage and other services	1,153,215	982,994
Total revenues	2,782,962	2,666,419
Operating Expenses:
Airfreight services	769,483	648,494
Ocean freight and ocean services	416,021	573,901
Customs brokerage and other services	625,647	554,280
Salaries and related	499,571	457,937
Rent and occupancy	68,456	64,343
Depreciation and amortization	13,875	14,604
Selling and promotion	10,371	8,574
Other	84,710	78,428
Total operating expenses	2,488,134	2,400,561
Operating income	294,828	265,858
Other Income:
Interest income	8,640	9,184
Other, net	3,018	839
Other income, net	11,658	10,023
Earnings before income taxes	306,486	275,881
Income tax expense	76,442	71,782
Net earnings	230,044	204,099
Less net earnings attributable to the noncontrolling interest	434	304
Net earnings attributable to shareholders	$229,610	$203,795
Diluted earnings attributable to shareholders per share	$1.71	$1.47
Basic earnings attributable to shareholders per share	$1.72	$1.48
Weighted average diluted shares outstanding	134,076	138,435
Weighted average basic shares outstanding	133,543	137,833

5-May-2026 Expeditors International of Washington, Inc. Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2026	2025
Operating Activities:
Net earnings	$230,044	$204,099
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	800	761
Deferred income tax benefit	—	76
Stock compensation expense	12,823	11,549
Depreciation and amortization	13,875	14,604
Other, net	(3,645)	2,291
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(49,513)	108,149
Increase (decrease) in accounts payable and accrued liabilities	68,351	(18,419)
Decrease in deferred contract costs	101,136	75,973
Decrease in contract liabilities	(98,589)	(89,288)
Increase in income taxes payable, net	38,583	30,340
(Increase) decrease in other, net	(4,631)	2,487
Net cash from operating activities	309,234	342,622
Investing Activities:
Purchase of property and equipment	(12,612)	(13,152)
Other, net	130	156
Net cash from investing activities	(12,482)	(12,996)
Financing Activities:
Proceeds on borrowings on lines of credit, net	2,864	195
Proceeds from issuance of common stock	3,126	13,043
Repurchases of common stock	(287,624)	(177,354)
Payments for taxes related to net share settlement of equity awards	(7,544)	(509)
Distribution to noncontrolling interest	(650)	(1,346)
Net cash from financing activities	(289,828)	(165,971)
Effect of exchange rate changes on cash and cash equivalents	(4,712)	6,545
Change in cash and cash equivalents	2,212	170,200
Cash and cash equivalents at beginning of period	1,314,285	1,148,320
Cash and cash equivalents at end of period	$1,316,497	$1,318,520
Taxes Paid:
Income taxes	$35,517	$40,624

5-May-2026 Expeditors International of Washington, Inc. Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended March 31, 2026:
Revenues	$954,577	129,634	58,995	602,916	423,176	448,874	167,158	(2,368)	2,782,962
Directly related cost of transportation and other expenses[1]	$491,134	81,293	33,542	481,724	324,245	282,069	118,772	(1,628)	1,811,151
Salaries and related costs	$282,169	22,992	11,392	36,988	31,677	93,654	20,699	—	499,571
Other operating expenses[2]	$36,527	14,734	8,553	35,125	27,606	42,769	12,823	(725)	177,412
Operating income	$144,747	10,615	5,508	49,079	39,648	30,382	14,864	(15)	294,828
Identifiable assets at period end	$2,567,887	170,840	120,586	439,065	399,901	800,822	295,321	(12,742)	4,781,680
Capital expenditures	$7,568	251	149	800	1,038	2,099	707	—	12,612
Depreciation and amortization	$7,253	500	246	1,342	828	2,915	791	—	13,875
Equity	$1,456,421	47,210	42,610	257,768	161,247	244,451	175,389	(98,471)	2,286,625
For the three months ended March 31, 2025:
Revenues	$854,449	116,485	62,389	695,008	364,577	422,795	152,872	(2,156)	2,666,419
Directly related cost of transportation and other expenses[1]	$451,917	73,193	36,435	554,494	281,495	271,716	108,848	(1,423)	1,776,675
Salaries and related costs	$258,089	19,592	10,438	40,361	28,072	81,549	19,836	—	457,937
Other operating expenses[2]	$22,548	14,828	9,914	37,746	23,285	43,359	15,028	(759)	165,949
Operating income	$121,895	8,872	5,602	62,407	31,725	26,171	9,160	26	265,858
Identifiable assets at period end	$2,588,265	177,996	107,290	503,899	348,424	772,342	277,677	(19,243)	4,756,650
Capital expenditures	$8,407	226	225	505	874	1,156	1,759	—	13,152
Depreciation and amortization	$8,938	497	251	1,056	570	2,646	646	—	14,604
Equity	$1,481,145	50,613	46,120	273,084	145,611	169,589	164,036	(42,695)	2,287,503

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion and other as shown in the consolidated statements of earnings.

5-May-2026 Expeditors International of Washington, Inc. Page 7 of 7